Exhibit 10.5

Execution Version

FOURTH AMENDMENT

TO

CREDIT AGREEMENT

Dated as of December 30, 2011

AMONG

WINDSOR PERMIAN LLC

AS BORROWER,

BNP PARIBAS

AS ADMINISTRATIVE AGENT,

AMEGY BANK NATIONAL ASSOCIATION AND

U.S. BANK NATIONAL ASSOCIATION

AS CO-SYNDICATION AGENTS,

AND

THE LENDERS PARTY HERETO

SOLE LEAD ARRANGER AND BOOKRUNNER

BNP PARIBAS SECURITIES CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) dated as of December 30, 2011, among WINDSOR PERMIAN LLC, a Delaware limited liability company, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”)

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 15, 2010 as amended by that certain First Amendment dated as of January 31, 2011, that certain Second Amendment dated as of August 4, 2011 and that certain Third Amendment to Credit Agreement dated as of October 14, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and all of Lenders have agreed to amend certain provisions of the Credit Agreement and adjust the Borrowing Base as set forth herein.

C. Now, therefore, to induce the Administrative Agent and all of Lenders to enter into this Fourth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.02. Section 1.02 is hereby amended by:

(a) deleting the defined terms “Agreement” and “LIBO Rate” in their entirety and replacing them with the following:

“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment dated as of January 31, 2011, that certain Second Amendment dated as of August 4, 2011, that certain Third Amendment dated as of October 14, 2011 and that certain Fourth Amendment dated as of December 30, 2011, as the same may from time to time be amended, modified, supplemented or restated.

‘LIBO Rate’ means, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two

Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates (rounded upwards, if necessary, to the next 1/100 of 1%) as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.”

(b) Deleting the Borrowing Base Grid in the defined term “Applicable Margin” and replacing it with the following:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25%	≥25% <50%	≥50% <75%	≥75% ≤100%	>100%
Eurodollar Loans	2.25%	2.50%	2.75%	3.00%	3.50%
ABR Loans	1.25%	1.50%	1.75%	2.00%	2.50%

(c) Deleting the defined term “Borrowing Base Utilization Percentage” and replacing it with the following:

“‘Borrowing Base Utilization Percentage’ means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Conforming Borrowing Base in effect on such day.”

(d) Adding the following defined terms in the appropriate alphabetical order:

“‘Conforming Borrowing Base’ means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).

‘Non-Conforming Borrowing Base’ means, at any time during the Non-Conforming Period, an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).

‘Non-Conforming Period’ means the period beginning on the Fourth Amendment Effective Date and ending on October 15, 2012.

‘Fourth Amendment Effective date’ means December 30, 2011.”

2.2 Amendment to Section 2.07. Section 2.07 is hereby amended by deleting Sections 2.07(a) through (d) in their entirety and replacing them with the following:

(a) Initial Borrowing Base. For the period from and including the Fourth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Conforming Borrowing Base shall be $85,000,000 and the Non-Conforming Borrowing Base shall be $15,000,000. After the Non-Conforming Period, the Non-Conforming Borrowing Base shall be $0.0. During the Non-Conforming Period, the Borrowing Base shall be the sum of the Conforming Borrowing Base and the Non-Conforming Borrowing Base and thereafter the Borrowing Base shall equal the Conforming Borrowing Base. Notwithstanding the foregoing, the Conforming Borrowing Base and the Non-Conforming Borrowing Base (but only during the Non-Conforming Period) may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).

(b) Scheduled and Interim Redeterminations. The Conforming Borrowing Base and the Non-Conforming Borrowing Base (during the Non-Conforming Period) shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Conforming Borrowing Base and Non-Conforming Borrowing Base shall become effective and applicable to the Borrower, the Issuing Bank and the Lenders on April 1st and October 1st of each year, commencing April 1, 2012. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Lenders, by notifying the Borrower thereof, three times during any 12 month period, each elect to cause the Conforming Borrowing Base and the Non-Conforming Borrowing Base (during the Non-Conforming Period) to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Conforming Borrowing Base and Non-Conforming Borrowing Base (collectively, the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (I) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before the March 15th and September 15th of such year following the date of delivery or (II) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii) Any Proposed Borrowing Base that would increase the Conforming Borrowing Base and/or the Non-Conforming Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Conforming Borrowing Base and/or the Non-Conforming Borrowing Base then in effect must be approved or be deemed to have been approved by the Majority Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Conforming Borrowing Base and Non-Conforming Borrowing Base, as applicable. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Conforming Borrowing Base or the Non-Conforming Borrowing Base then in effect, or the Majority Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Conforming Borrowing Base and/or the Non-Conforming Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Conforming Borrowing Base, Non-Conforming Borrowing Base and Borrowing Base, as applicable, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Majority Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Conforming Borrowing Base and Non-Conforming Borrowing Base then acceptable to the number of Lenders sufficient to constitute the Majority Lenders for purposes of this Section 2.07 and, so long as such amount does not increase the Conforming Borrowing Base or Non-Conforming Borrowing Base then in effect, such amount shall become the new Conforming Borrowing Base and Non-Conforming Borrowing Base, as applicable, effective on the date specified in Section 2.07(d).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Conforming Borrowing Base and Non-Conforming Borrowing Base, if applicable, are approved or are deemed to have been approved by all of the Lenders or the Majority Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Conforming Borrowing Base and Non-Conforming Borrowing Base, if any (the “New Borrowing Base Notice”), and such amounts shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amounts shall then become the Conforming Borrowing Base and Non-Conforming Borrowing Base, if applicable, until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 8.13(c), or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.”

2.3 Amendment to Section 12.02(b)(ii). Section 12.02(b)(ii) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(ii) increase the Borrowing Base, the Conforming Borrowing Base or the Non-Conforming Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base, the Conforming Borrowing Base or the Non-Conforming Borrowing Base without the consent of the Majority Lenders, extend the Non-Conforming Period, or modify Section 2.07 in any manner without the consent of each Lender; provided that a Scheduled Redetermination may be postponed by the Majority Lenders,”

Section 3. Section 4. Assignment, New Lenders and Reallocation of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and to, among other things, allow U.S. Bank National Association and West Texas National Bank to become a party to the Credit Agreement as a Lender, (the “New Lenders”) by acquiring an interest in the Aggregate Maximum Credit Amount. The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lenders’ acquisition of an interest in the Aggregate Maximum Credit Amount and the other Lenders’ assignments of their Maximum Credit Amounts. On the Fourth Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this Fourth Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the New Lenders shall be deemed to have acquired the Maximum Credit Amount allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the New Lenders and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation.

Section 4. Conditions Precedent. This Fourth Amendment shall become effective on the date (such date, the “Fourth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1 The Administrative Agent shall have received from all of the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.

4.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fourth Amendment.

4.4 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment:

(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

(ii) no Default or Event of Default has occurred and is continuing, and

(iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4 NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.6 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7 Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	WINDSOR PERMIAN LLC

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	CFO

Windsor Fourth Amendment Signature Page 1

ADMINISTRATIVE AGENT:	BNP PARIBAS

	By:	/s/ Matt Turner
	Name:	Matt Turner
	Title:	Vice President

	By:	/s/ Mei Wan Tong
	Name:	Mei Wan Tong
	Title:	Director

LENDERS:	BNP PARIBAS

	By:	/s/ Matt Turner
	Name:	Matt Turner
	Title:	Vice President

	By:	/s/ Mei Wan Tong
	Name:	Mei Wan Tong
	Title:	Director

Windsor Fourth Amendment Signature Page 2

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ JB Askew
Name:	JB Askew
Title:	Officer

Windsor Fourth Amendment Signature Page 3

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

Windsor Fourth Amendment Signature Page 4

WEST TEXAS NATIONAL BANK

By:	/s/ Chris L. Whigham
Name:	Chris L. Whigham
Title:	Senior Vice President

Windsor Fourth Amendment Signature Page 5

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	45.000000%	$112,500,000.00
Amegy Bank National Association	25.000000%	$62,500,000.00
U.S. Bank National Association	25.000000%	$62,500,000.00
West Texas National Bank	5.000000%	$12,500,000
TOTAL	100.000000%	$250,000,000.00

Annex I Page 1